Exhibit 99.1

[GENTEK LOGO OMITTED]


NEWS RELEASE



Media Contact:                              Investor Contact:
Gia L. Oei, 603-929-2489                    Mark Connor, 973-515-1989
E-mail: Gia.Oei@LatonaAssociates.com        E-mail: MConnor@gentek-global.com



                  GenTek Completes Chapter 11 Reorganization;
                  Closes on $125 Million Credit Facility and
                       Announces New Board of Directors


PARSIPPANY, N.J., Nov. 10, 2003 -- GenTek Inc. (OTC Bulletin Board: GETI), a diversified manufacturer of telecommunications and other industrial products, reported today that it has emerged from Chapter 11. Its Plan of Reorganization (the "Plan"), which was confirmed by the United States Bankruptcy Court for the District of Delaware on Oct. 7, 2003, has become effective. The company's previously existing common stock (OTCBB: GNKIQ) has been cancelled and the new stock issued under the Plan will begin trading under the symbol OTCBB: GETI.

         "Today marks the start of an exciting period in GenTek's history," said Richard R. Russell, President and Chief Executive Officer of GenTek. "Thanks to the extraordinary efforts of our employees and the continuing support of our customers and suppliers, our reorganization has been a textbook example of how the Chapter 11 process is intended to work. We are emerging with substantially less debt, lower interest expense and a more competitive cost structure."

                                   - more -


GenTek Completes Chapter 11 Reorganization - 2

New Capital Structure
---------------------

         GenTek's aggregate balance-sheet debt upon emergence is approximately $280 million, representing a reduction of approximately $670 million from the company's pre-petition funded debt of $950 million. The Plan calls for the initial distribution of approximately 10 million shares of new common stock and other consideration to be made as follows:

         o Holders of pre-petition secured bank claims will receive a total of approximately $60 million in cash, $250 million in new senior notes and approximately 94 percent of the new common stock;

         o Pre-petition subordinated bondholders (excluding those who voted to reject the Plan) will receive approximately 4 percent of the new common stock and warrants to purchase additional stock;

         o General unsecured claimholders will receive approximately 2 percent of the new common stock and warrants to purchase additional stock, or a cash distribution if elected; and

         o Certain litigation claimants may receive additional shares and warrants subject to the liquidation of their claims.

         Distributions to pre-petition creditors of new senior notes, new common shares, new warrants and cash, as applicable, will be made in accordance with the Plan. The Joint Plan of Reorganization and First Modification to Plan are available at http://www.gentek-global.com/restructure/ conf_reorg_plan.html.

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GenTek Completes Chapter 11 Reorganization - 3

         In conjunction with its emergence from Chapter 11, GenTek closed on a $125 million multi-year, asset-based revolving-credit facility, which will be used to fund working capital requirements, pay Plan obligations and for other general corporate purposes. Bank of America is the lead arranger and syndication agent of this credit facility.

New Board of Directors
----------------------

         As part of the company's emergence, a new eight-member board of directors has taken office today. "Our pre-petition lenders have done an excellent job of selecting a slate of highly qualified directors," said Mr. Russell. "These individuals bring a wealth of industry, operational and financial expertise that will serve GenTek well. Our management team is excited about working closely with these distinguished individuals to maximize value in the future." Serving with Mr. Russell on the new board will be the following directors:

         o John G. Johnson, Jr.: Mr. Johnson was previously President and Chief Executive Officer of Foamex International Inc., and serves as a Director of McWhorter Technologies, Inc., and Thermadyne Industries, Inc. Mr. Johnson has been nominated to serve as Chairman of the new board.

         o    Dugald K. Campbell: Mr. Campbell is Chairman of Tower
              Automotive, Inc.

         o Henry L. Druker: Mr. Druker is a Partner of Questor Management Company, a private investment firm and serves as a Director of Aegis Communications.

         o Kathleen R. Flaherty: Ms. Flaherty was previously President and Chief Operating Officer of Winstar International and serves as a Director of CMS Energy Corporation and Marconi Corporation.

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GenTek Completes Chapter 11 Reorganization - 4

         o Bruce D. Martin: Mr. Martin is a Director of Angelo, Gordon & Co., a private investment firm.

         o John F. McGovern: Mr. McGovern is Founder and a Partner of Aurora Capital LLC and was previously Executive Vice President, Finance and Chief Financial Officer of Georgia-Pacific Corporation.

         o William E. Redmond, Jr.: Mr. Redmond is a Director of World Kitchen Incorporated and Arch Wireless and was previously Chairman, President and Chief Executive Officer of Garden Way Incorporated.

         "We also wish to thank our outgoing directors for their years of service and counsel, particularly during this challenging period in GenTek's history," said Mr. Russell. "Their contributions to GenTek's successful reorganization were immeasurable and we wish them well in the future."

Key Milestones Achieved in Reorganization
-----------------------------------------

         During the company's reorganization process, GenTek completed a number of strategic and operational initiatives that have reduced the company's cost structure and improved its overall competitive positioning. Key achievements include:

         o Developed, patented and launched the innovative AirESTM structured cabling technology (Air Enhanced System), which enables the production of higher performing data cables with up to a 30 percent reduction in overall size;

         o Secured 100 percent supply of the roller finger follower (RFF) on the current 5.4L and future 4.6L 3-valve Modular engines for Ford's new F-150 truck series; and

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GenTek Completes Chapter 11 Reorganization - 5

         o Entered into a joint venture with Italian chemical producer Esseco S.p.A. to further enhance GenTek's competitive positioning and provide a host of value-added services in its sulfur-derivative chemicals business.

         "Throughout the 13-month Chapter 11 process we maintained our commitment to invest in GenTek's people and its future," said Mr. Russell. "Going forward, that commitment is stronger than ever. We are confident that we have the finest team in place and best-in-class global manufacturing to execute on our product initiatives and to be the supplier of choice in the markets we serve."


About GenTek Inc.
-----------------
GenTek Inc. is a diversified manufacturer of telecommunications and other industrial products. Additional information about the company is available on GenTek's Web site at www.gentek-global.com.

This announcement includes forward-looking statements. GenTek has based these forward-looking statements on its current expectations and projections about future events. Although GenTek believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. GenTek undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further information on factors that could affect GenTek's financial and other results is included in the company's Forms 10-Q and 10-K filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.

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